Exhibit 8.1

Our principal subsidiaries as of December 31, 2018, are listed below. All other subsidiaries, if considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
United States
AKQA, Inc.	California	100
Mirum LLC	California	100
Possible Worldwide, LLC	California	100
Acceleration eMarketing Inc	Delaware	88
Arctouch LLC	Delaware	100
BCW LLC	Delaware	100
Benenson Strategy Group, LLC	Delaware	100
Bottle Rocket LLC	Delaware	100
Catalyst Online LLC	Delaware	100
Chi Wunderman Partnership LLC	Delaware	50
CMI Media, LLC	Delaware	100
Competitive Media Reporting, LLC	Delaware	100
DeepLocal Inc.	Delaware	100
Essence Global LLC	Delaware	100
Finsbury LLC	Delaware	100
Grey Global Group LLC	Delaware	100
Group M Worldwide, LLC	Delaware	100
Group SJR LLC	Delaware	100
GTB Agency, LLC	Delaware	100
Hill and Knowlton Strategies, LLC	Delaware	100
Hogarth California, LLC	Delaware	100
Hogarth Worldwide Inc.	Delaware	100
International Meetings & Science LLC	Delaware	100
J. Walter Thompson Company LLC	Delaware	100
J. Walter Thompson U.S.A., LLC	Delaware	100
Kantar Consulting LLC	Delaware	100
Kantar Health LLC	Delaware	100
Kantar LLC	Delaware	100
KBM Group LLC	Delaware	100
Landor, LLC	Delaware	100
Lightspeed, LLC	Delaware	100
Marketing Direct LLC	Delaware	100
Mediacom Worldwide LLC	Delaware	100
mPlatform, LLC	Delaware	100
Ogilvy CommonHealth Worldwide LLC	Delaware	100
Ogilvy Public Relations Worldwide LLC	Delaware	100
OpenMindWorld, LLC	Delaware	100
Penn, Schoen & Berland Associates, LLC	Delaware	100
PERQ/HCI, LLC	Delaware	100
Possible Mobile, LLC	Delaware	100
Promotion Execution Partners, LLC	Delaware	100
Rasor Holdings LLC	Delaware	100
Rockfish Interactive LLC	Delaware	100
Spafax Networks LLC	Delaware	100
Sudler & Hennessey, LLC	Delaware	100
Swift + POSSIBLE LLC	Delaware	100
Taxi Inc.	Delaware	100
Team Garage LLC	Delaware	100
The Exchange Lab Inc	Delaware	100
The Glover Park Group, LLC	Delaware	100
The Lacek Group LLC	Delaware	100
The Ogilvy Group, LLC	Delaware	100
Viscira, LLC	Delaware	100
Wavemaker Global LLC	Delaware	100
WPP Clapton Square, LLC	Delaware	100
WPP Group U.S. Finance LLC	Delaware	100
WPPIH 2001, Inc.	Delaware	100
Xaxis US, LLC	Delaware	100
Xaxis, LLC	Delaware	100
Young & Rubicam LLC	Delaware	100
Reese Communications Companies, Inc.	District of Columbia	100
Gorilla, LLC	Illinois	100
Triad Digital Media, LLC	Michigan	100
VML, LLC	Missouri	100
Wunderman Worldwide, LLC	Nevada	100
Geometry Global LLC	New York	100
GHG GreyHealth Group LLC	New York	100
GWE LLC	New York	100
Mindshare USA, LLC	New York	100
Ogilvy & Mather Worldwide, LLC	New York	100
WPP Montagu Square LLC	New York	100
Set Management, LLC	Oregon	65
Public Strategies, Inc.	Texas	100

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
Non-US
MindShare Argentina S.A.	Argentina	100
M Media Group Pty Ltd	Australia	62
Mediacom Australia Pty Limited	Australia	62
Ogilvy Australia Pty Ltd	Australia	62
OPR AGENCY PTY LIMITED	Australia	62
Wavemaker Australia Pty Ltd	Australia	62
WPP AUNZ LIMITED	Australia	62
MediaCom – die Kommunikationsagentur GmbH	Austria	80
J Walter Thompson Middle East and North Africa E.C.	Bahrain	68
J Walter Thompson Publicidade Ltda	Brazil	100
KANTAR IBOPE Participações Ltda.	Brazil	100
KANTAR IBOPE Pesquisa de Mídia Ltda.	Brazil	100
Maristela Mafei Participações S.A.	Brazil	78
Ogilvy & Mather Brasil Comunicação Ltda	Brazil	100
PTR Brasil Publicidade Ltda.	Brazil	100
Y&R Propaganda Ltda	Brazil	90
Blast Radius Inc.	Canada	100
Entreprise de Communications Tank Inc.	Canada	100
John Street Inc	Canada	100
Mediacom Canada	Canada	100
MindShare Canada	Canada	100
Wavemaker Canada ULC	Canada	100
WPP Group Canada Finance, Inc.	Canada	100
Always (Shanghai) Marketing Services Co Ltd	China	65
Beijing Benpao Century Technology Development Co.,Ltd.	China	100
Blue Hive Shanghai Advertising Co Ltd	China	100
GroupM (Shanghai) Advertising Co. Ltd	China	100
Guangzhou Dawson Marketing Communication Co. Ltd	China	51
J.Walter Thompson Bridge Advertising Co. Ltd.	China	100
Kantar China Limited	China	95
Kinetic Advertising (Shanghai) Co. Ltd	China	100
Shanghai Easycom Advertising Co., Ltd.	China	75
Shanghai Linjie Marketing Services Co. Ltd.	China	70
Shanghai Ogilvy & Mather Advertising Ltd	China	100
TNS Sinotrust Market Research Consulting (Beijing) Co. Ltd.	China	100
Wavemaker Czech s.r.o.	Czech Republic	100
AKQA Denmark A/S	Denmark	75
MediaCom Danmark A/S	Denmark	100
Techedge ApS	Denmark	59
WPP Holding Denmark A/S	Denmark	100
Wunderman A/S	Denmark	51
CT Finances SA	France	83
Kantar SAS	France	100
Kantar TNS-MB SAS	France	100
KR Wavemaker SAS	France	100
Media Insight SNC	France	100
Mediacom Paris SA	France	100
Ogilvy & Mather S.A.S	France	100
Regional Management Group SAS	France	100
WPP Finance SA	France	100
AKQA GmbH	Germany	100
Commarco GmbH 120274	Germany	100
EMNID Gesellschaft mit beschränkter Haftung	Germany	100
GREY Düsseldorf GmbH	Germany	100
GroupM Competence Center GmbH	Germany	100
Groupm Germany GmbH	Germany	100
HERING SCHUPPENER Consulting Strategieberatung für Kommunikation GmbH	Germany	56
Hirschen Group GmbH	Germany	49
Kantar Deutschland GmbH	Germany	100
Kantar Live GmbH	Germany	100
Mather Direct GmbH	Germany	100
MediaCom Agentur für Media-Beratung GmbH	Germany	100
MediaCom TWENTYFIVE GmbH	Germany	100
MindShare GmbH	Germany	100
Ogilvy GmbH	Germany	100
PATH GmbH	Germany	100
plista GmbH	Germany	100
Syzygy AG	Germany	50
thjnk ag	Germany	100
Wavemaker GMBH	Germany	100
WPP Deutschland Holding GmbH & Co. KG	Germany	100
WPP Marketing Communications Germany GmbH	Germany	100
Young & Rubicam Group Germany GmbH	Germany	100
BATES CHINA LIMITED	Hong Kong	100
GroupM Limited	Hong Kong	100
MindShare Hong Kong Limited	Hong Kong	100
Wavemaker Hong Kong Limited	Hong Kong	100
WPP Marketing Communications (Hong Kong) Limited	Hong Kong	100
Wavemaker Hungary Kft	Hungary	100
AnalyticsQuotient Services India Private Limited	India	100
GroupM Media India Pvt Ltd	India	70
Hindustan Thompson Associates Private Limited	India	74
Kantar Analytics India Private Limited	India	100
MediaCom Communications Pvt Ltd	India	74
Ogilvy & Mather Pvt Limited	India	74
Ogilvy & Mather Pvt Ltd	India	74
FAST—Financial Administration Solutions & Technologies Srl	Italy	100
GroupM Srl	Italy	100
Mediacom Italia Srl	Italy	100
Mindshare SpA	Italy	100
Sentrix Global Health Communications Srl	Italy	100

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
Wavemaker Italia S.r.l.	Italy	100
Xtel Srl	Italy	100
Grey Worldwide Inc (Japan)	Japan	100
WPP Scangroup Limited	Kenya	56
WPP Luxembourg Gamma Three Sarl	Luxembourg	100
WPP Luxembourg Sarl	Luxembourg	100
WPP Luxembourg Turris S.à r.l.	Luxembourg	100
WPP Marketing Communications (Malaysia) Sdn Bhd	Malaysia	100
MindShare de México, S.A. de C.V.	Mexico	100
Mirum, S.A. de C.V.	Mexico	100
Wavemaker Mexico, S. de R.L. de C.V.	Mexico	100
Worldwide Mediacom México, S.A. de C.V.	Mexico	100
WPP México, S.R.L. de C.V.	Mexico	100
Cavendish Square Holding BV	Netherlands	100
EffectiveBrands Holding B.V.	Netherlands	100
GroupM B.V.	Netherlands	100
Lightspeed Research B.V.	Netherlands	100
Russell Square Holding BV	Netherlands	100
Taylor Nelson Sofres BV	Netherlands	100
Wavemaker BV	Netherlands	100
Witgoud Investments B.V.	Netherlands	100
WPP Square one B.V	Netherlands	100
MediaCom AS (Norway)	Norway	100
GroupM Pakistan (Private) Ltd	Pakistan	100
Memac Ogilvy & Mather Holding Inc.	Panama	60
Kantar Philippines, Inc.	Philippines	99
Kantar Polska S.A.	Poland	100
MediaCom—Warszawa Sp.z.o.o.	Poland	100
MindShare Polska Sp. z.o.o.	Poland	100
Wavemaker Sp.z.o.o	Poland	100
Wavemaker Servicos Publicitarios Ltda.	Portugal	100
dtSI Inc	Republic of Korea	100
Kantar Korea Ltd	Republic of Korea	100
LLC ‘GroupM’	Russia	100
LLC ‘Mindshare’	Russia	100
LLC ‘Wavemaker’	Russia	100
GroupM Singapore Pte Ltd	Singapore	100
Ogilvy Singapore Pte. Ltd.	Singapore	100
Kantar South Africa (Pty) Limited	South Africa	81
Mindshare South Africa (Gauteng) (Proprietary) Limited	South Africa	79
Wavemaker (Pty) Ltd	South Africa	83
Kantar Media S.A.	Spain	100
Mediacom Iberia SA	Spain	100
Mindshare Spain SA	Spain	100
The Cocktail Global, S.L.	Spain	80
Wavemaker Publicidad Spain S.L.	Spain	100
WPP Holdings Spain, S.L.	Spain	100
Mediacom AG	Switzerland	100
Wavemaker Taiwan Ltd	Taiwan	100
WPP (Thailand) Ltd	Thailand	100
Mindshare Medya Hizmetleri A.S.	Turkey	100
Wavemaker MENA FZ LLC	United Arab Emirates	69
2Sixty Technologies Limited	United Kingdom	100
AKQA Limited	United Kingdom	100
Beaumont Square	United Kingdom	100
Cockpit Holdings Limited	United Kingdom	100
Cordiant Communications Group Limited	United Kingdom	100
Design Bridge Limited	United Kingdom	100
Enduring Organisation	United Kingdom	100
Essence Global Group Limited	United Kingdom	100
Finecast Limited	United Kingdom	100
G2 Branding and Design Limited	United Kingdom	100
Grey Advertising Limited	United Kingdom	100
GroupM UK Digital Limited	United Kingdom	100
Hill & Knowlton Limited	United Kingdom	100
Hogarth Worldwide Limited	United Kingdom	100
J. Walter Thompson Group Limited	United Kingdom	100
Kantar Media UK Ltd	United Kingdom	100
Kantar Retail UK Limited	United Kingdom	100
Kantar UK Limited	United Kingdom	100
Kinetic Worldwide Limited	United Kingdom	100
KR Media UK Limited	United Kingdom	100
Lightspeed Research Ltd	United Kingdom	100
Maxus Communications (UK) Limited	United Kingdom	100
MediaCom Group Limited	United Kingdom	100
Mediacom North Limited	United Kingdom	100
Mediaedge:CIA Worldwide Limited	United Kingdom	100
Millward Brown UK Limited	United Kingdom	100
Mindshare Media UK Limited	United Kingdom	100
Motion Content Group Limited	United Kingdom	100
MSIX Communications Limited	United Kingdom	50
Ogilvy & Mather Group (Holdings) Limited	United Kingdom	100
Precise Media Monitoring Limited	United Kingdom	100
Salmon Limited	United Kingdom	100
Spafax Airline Network Limited	United Kingdom	100
Stickleback Limited	United Kingdom	100
Superunion Limited	United Kingdom	100
The Finsbury Group Limited	United Kingdom	75
The Kantar Group Limited	United Kingdom	100
The&Partners London Limited	United Kingdom	50
TNS Group Holdings Limited	United Kingdom	100
Wavemaker Global Limited	United Kingdom	100
Wavemaker Limited	United Kingdom	100
WPP 2005 Limited	United Kingdom	100
WPP AMC Holdings	United Kingdom	100
WPP Beans Limited	United Kingdom	100
WPP Brands (UK) Limited	United Kingdom	100
WPP Brands Development Holdings (UK) Limited	United Kingdom	100
WPP Brands Holdings (UK) Limited	United Kingdom	100
WPP Finance 2010	United Kingdom	100
WPP Finance 2015 Limited	United Kingdom	100

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED	OWNERSHIP INTEREST
WPP Finance Co. Limited	United Kingdom	100
WPP Group (UK) Ltd	United Kingdom	100
WPP Jubilee Limited	United Kingdom	100
WPP Ottawa Ltd	United Kingdom	100
WPP Samson Limited	United Kingdom	100
WPP Sigma Limited	United Kingdom	100
WPP Sparkle Limited	United Kingdom	100
WPP Sphinx Limited	United Kingdom	100
WPP UK Germany Holdings	United Kingdom	100
WPP Unicorn Limited	United Kingdom	100
WPP Media Ltd	Vietnam	99